UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2010

TOROTEL, INC.

(Exact name of registrant as specified in its charter)

Missouri	1-8125	44-0610086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 North Lindenwood Drive

Olathe, KS 66062

(Address of principal executive office)(Zip Code)

(913) 747-6111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 30, 2010, Torotel, Inc. (the “Company”) entered into a new 42 month real estate lease agreement (the “agreement”) with 96-OP Prop, LLC to lease approximately 18,000 square feet for manufacturing injection molded products, electromechanical assemblies, and larger transformers.  This agreement commences on September 1, 2010 and continues through February 28, 2014.  The monthly base rent will be $9,485.  The cumulative base rent payment will be approximately $398,000.  A copy of the agreement has been filed as an exhibit to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.8

Lease Agreement dated July 30, 2010 by and between 96-OP Prop, LLC, a Kansas limited liability company and Torotel, Inc., a Missouri corporation, for the Company’s 18,000 square foot manufacturing facility

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOROTEL, INC.

By:	/s/ H. James Serrone
H. James Serrone
Vice President of Finance and
Chief Financial Officer

Date: August 4, 2010

INDEX TO EXHIBITS

Exhibit Number	Description

10.8

Lease Agreement dated July 30, 2010 by and between 96-OP Prop, LLC, a Kansas limited liability company and Torotel, Inc., a Missouri corporation, for the Company’s 18,000 square foot manufacturing facility